UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 24, 2014

Swift Transportation Company

(Exact name of Registrant as specified in charter)

Delaware	001-35007	20-5589597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 South 75th Avenue, Phoenix, Arizona		85043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 269-9700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

During the first quarter of 2014, the Company reorganized its reportable segments to reflect management’s revised reporting structure of its lines of businesses following the integration of Central Refrigerated (“CRS”), which Swift acquired in August 2013. In association with the operational reorganization, the operations of CRS’s Trailer on Flat Car business will be reported within the Company’s Intermodal segment, and the operations of CRS’s logistics business, third-party leasing, and other services provided to owner-operators will be reported in the Company’s other non-reportable segment. Swift completed the integration of CRS in February 2014.

As a result of the above noted segment reorganization, on April 24, 2014, the Company posted on its website schedules providing recast quarterly financial information and operating statistics by segment, which reflects these changes as if the segment reorganization was effective January 1, 2012. These schedules recast the financial information and operating statistics for the quarterly periods ended March 31, 2012 through December 31, 2013 and for the years ended December 31, 2012 and 2013. This information may be presented in future filings on the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for applicable comparable periods and is therefore subject to change. A copy of the quarterly historical schedules are attached to this Current Report as Exhibit 99.1 through Exhibit 99.3 and are incorporated herein by reference.

The information in this Current Report is being furnished, not filed, under Item 8.01 in this Current Report on form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

Exhibit 99.1	Quarterly Financial Information by Segment for the two year period ended December 31, 2013 (Unaudited)

Exhibit 99.2	Quarterly Operating Statistics by Segment for the two year period ended December 31, 2013 (Unaudited)

Exhibit 99.3	Quarterly Adjusted Operating Income and Operating Ratio Reconciliation to Comparable GAAP Measures by Segment for the two year period ended December 31, 2013 (Unaudited)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWIFT TRANSPORTATION COMPANY

By:	/s/ VIRGINIA HENKELS
Name:	VIRGINIA HENKELS
Title:	Executive Vice President and Chief Financial Officer

Dated: April 24, 2014